As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

G Squared Ascend I Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1578016

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

205 N Michigan Ave, Suite 3770

Chicago, IL 60601

Tel: 312-552-7160
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

205 N Michigan Ave, Suite 3770

Chicago, IL 60601

Tel: 312-552-7160
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jocelyn M. Arel Daniel J. Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000	Paul D. Tropp, Esq. Christopher Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252268

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT BEING REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of a redeemable Warrant to acquire one Class A ordinary share	5,750,000 units	$10.00	$57,500,000	$6,273.25
Class A ordinary shares, par value $0.0001 per share	5,750,000 shares	$--	--	--
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	1,150,000 warrants	$--	--	--
Class A ordinary shares, par value $0.0001 per share, issuable upon exercise of Redeemable Warrants(3)	1,150,000 shares	$11.50	$13,225,000	$1,442.85
Total			$70,725,000	$7,717.00 (3)

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252268).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	The registrant previously registered securities having a proposed aggregate offering price of $287,500,000 on a Registration Statement on Form S-1 (File No. 333-252268), which was declared effective by the Securities and Exchange Commission on February 4, 2021 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $70,725,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)with respect to the registration of: (i) 5,750,000 additional units of G Squared Ascend I Inc., a Cayman Islands exempted company (the “Registrant”), each unit consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant to purchase one Class A ordinary share; and (ii) 1,150,000 additional Class A ordinary shares issuable upon exercise of the redeemable warrants that are part of the units. Each whole redeemable warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. The contents of the Registration Statement on Form S-1 (File No. 333-252268), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 4, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable, (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 4, 2021.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT INDEX
5.1	Opinion of Goodwin Procter LLP.
5.2	Opinion of Campbells, Cayman Islands Legal Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.3	Consent of Campbells (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the 4th day of February, 2021.

G Squared Ascend I Inc.

By:	/s/ Ward Davis
Name: Ward Davis
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ward Davis and Larry Aschebrook, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ward Davis	Chief Executive Officer (Principal Executive Officer)	February 4, 2021
Ward Davis

/s/ Larry Aschebrook	Chairman of the Board	February 4, 2021
Larry Aschebrook

/s/ Thomas Hoban	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2021
Thomas Hoban

/s/ Thomas Evans	Director	February 4, 2021
Thomas Evans

/s/ Heather Hasson	Director	February 4, 2021
Heather Hasson

/s/ Lauri Shanahan	Director	February 4, 2021
Lauri Shanahan